Exhibit 99.1

N E W S    R E L E A S E

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO H. Andrew DeFerrari, Senior Vice President and CFO (561) 627-7171

August 25, 2015

DYCOM INDUSTRIES, INC. ANNOUNCES FISCAL 2015 FOURTH QUARTER AND ANNUAL RESULTS
AND PROVIDES GUIDANCE FOR THE NEXT FISCAL QUARTER

Palm Beach Gardens, Florida, August 25, 2015 - Dycom Industries, Inc. (NYSE: DY) announced today its results for the fourth quarter and fiscal year ended July 25, 2015.

The Company reported:

•
Contract revenues of $578.5 million for the quarter ended July 25, 2015, compared to $482.1 million for the quarter ended July 26, 2014. Contract revenues for the quarter ended July 25, 2015 grew 18.2% on an organic basis after excluding revenues from acquired businesses that were not owned for the full period in both the current and prior year quarter. Total revenues from acquired businesses were $11.8 million for the quarter ended July 25, 2015, compared to $2.8 million for the quarter ended July 26, 2014.

•	Adjusted EBITDA - Non-GAAP of $88.5 million, or 15.3% of revenue, for the quarter ended July 25, 2015, compared to $57.5 million, or 11.9% of revenue, for the quarter ended July 26, 2014.

•
Net income of $33.8 million, or $0.97 per common share diluted, for the quarter ended July 25, 2015, compared to $16.5 million, or $0.47 per common share diluted, for the quarter ended July 26, 2014. On a Non-GAAP basis, net income was $16.9 million, or $0.48 per common share diluted, for the quarter ended July 26, 2014. Net income - Non-GAAP for the quarter ended July 26, 2014 excludes the impact of pre-tax charges of $0.6 million for a wage and hour class action settlement.

The Company also reported:

•
Contract revenues of $2.022 billion for the fiscal year ended July 25, 2015, compared to $1.812 billion for the fiscal year ended July 26, 2014. Contract revenues for the fiscal year ended July 25, 2015 grew 9.6% on an organic basis after excluding revenues from acquired businesses that were not owned for the full year in both the current and prior year. Total revenues from acquired businesses were $40.4 million for the fiscal year ended July 25, 2015, compared to $2.8 million for the fiscal year ended July 26, 2014.

•	Adjusted EBITDA - Non-GAAP of $265.5 million, or 13.1% of revenue, for the fiscal year ended July 25, 2015 compared to $188.4 million, or 10.4% of revenue, for the fiscal year ended July 26, 2014.

•
Net income of $84.3 million, or $2.41 per common share diluted, for the fiscal year ended July 25, 2015 compared to $40.0 million, or $1.15 per common share diluted, for the fiscal year ended July 26, 2014. On a Non-GAAP basis, net income was $40.3 million, or $1.16 per common share diluted, for the fiscal year ended July 26, 2014. Net income - Non-GAAP for the fiscal year ended July 26, 2014 excludes the impact of pre-tax charges of $0.6 million for a wage and hour class action settlement.

August 25, 2015

The Company also announced its outlook for the first quarter of fiscal 2016. The Company currently expects total revenue for the first quarter of fiscal 2016 to range from $615 million to $635 million and diluted earnings per share to range from $0.96 to $1.04.

Fiscal 2016 first quarter guidance includes the expected results from recently acquired businesses, including TelCom Construction, Inc. and an affiliate (collectively, "TelCom"). TelCom was acquired on August 7, 2015 for approximately $48.6 million in cash. It is based in Clearwater, Minnesota, and provides construction and maintenance services for telecommunications providers throughout the United States.

The Company has defined Adjusted EBITDA - Non-GAAP as earnings before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. See the accompanying table which presents a reconciliation of GAAP to Non-GAAP financial information.
A conference call to review the Company’s results will be hosted at 9:00 a.m. (ET), Wednesday, August 26, 2015; call (800) 230-1085 (United States) or (612) 288-0337 (International) ten minutes before the conference call begins and ask for the “Dycom Results” conference call. A live webcast of the conference call, along with related materials, will be available at http://www.dycomind.com under the heading “Events.” The conference call materials will be available at approximately 7:00 a.m. (ET) on August 26, 2015. If you are unable to attend the conference call at the scheduled time, a replay of the live webcast and the conference call materials will be available at http://www.dycomind.com until Friday, Septemeber 25, 2015.
For additional detail on selected financial information including organic revenue, customer metrics, and certain other selected financial data and Non-GAAP measures, please refer to the Trend Schedule on Dycom’s website at http://www.dycomind.com in the Investor Center. The Trend Schedule will be available at approximately 7:00 a.m. (ET) on August 26, 2015.

Dycom is a leading provider of specialty contracting services throughout the United States and in Canada. These services include engineering, construction, maintenance and installation services to telecommunications providers, underground facility locating services to various utilities, including telecommunications providers, and other construction and maintenance services to electric and gas utilities.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). The Company believes that the presentation of certain Non-GAAP financial measures in this press release provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period with the Company’s performance in the comparable prior-year period. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

Fiscal 2015 fourth quarter and full year results are preliminary and are unaudited. This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. These statements are based on management’s current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. The most significant of these risks and uncertainties are described in our Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and include business and economic conditions and trends in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, preliminary purchase price allocations of acquired businesses, expected benefits and synergies of acquisitions, the future impact of any acquisitions or dispositions, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, and the other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements.

---Tables Follow---

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS Unaudited

	As of	As of
	July 25, 2015	July 26, 2014
ASSETS	(Dollars in thousands)
Current assets:
Cash and equivalents	$21,289	$20,672
Accounts receivable, net	315,134	272,741
Costs and estimated earnings in excess of billings	274,730	230,569
Inventories	48,650	49,095
Deferred tax assets, net	20,630	19,932
Other current assets	16,199	12,727
Total current assets	696,632	605,736

Property and equipment, net	231,564	205,413
Goodwill and other intangible assets, net	392,579	385,204
Other	38,089	16,001
Total non-current assets	662,232	606,618
Total assets	$1,358,864	$1,212,354

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$71,834	$63,318
Current portion of debt	3,750	10,938
Billings in excess of costs and estimated earnings	16,896	13,882
Accrued insurance claims	35,824	32,260
Other accrued liabilities	98,406	76,134
Total current liabilities	226,710	196,532

Long-term debt	521,841	446,863
Accrued insurance claims	51,476	33,782
Deferred tax liabilities, net non-current	47,388	45,361
Other liabilities	4,249	4,882
Total liabilities	851,664	727,420

Total stockholders' equity	507,200	484,934
Total liabilities and stockholders' equity	$1,358,864	$1,212,354

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS Unaudited

	Three Months Ended	Three Months Ended	Fiscal Year Ended	Fiscal Year Ended
	July 25, 2015	July 26, 2014	July 25, 2015	July 26, 2014
	(Dollars in thousands, except per share amounts)

Contract revenues	$578,479	$482,071	$2,022,312	$1,811,593

Costs of earned revenues, excluding depreciation and amortization	446,114	387,221	1,593,250	1,475,045
General and administrative expenses (a)	47,483	41,058	178,700	161,858
Depreciation and amortization	25,865	23,060	96,044	92,772
Total	519,462	451,339	1,867,994	1,729,675

Interest expense, net	(6,899)	(6,578)	(27,025)	(26,827)
Other income, net	1,292	3,028	8,291	11,228
Income before income taxes	53,410	27,182	135,584	66,319

Provision for income taxes	19,583	10,693	51,260	26,341

Net income	$33,827	$16,489	$84,324	$39,978

Earnings per common share:

Basic earnings per common share	$1.00	$0.49	$2.48	$1.18

Diluted earnings per common share	$0.97	$0.47	$2.41	$1.15

Shares used in computing earnings per common share:
Basic	33,936,859	33,965,484	34,045,481	33,773,158

Diluted	34,830,901	34,960,049	35,026,688	34,816,381

(a) Includes stock-based compensation expense of $3.1 million and $2.9 million for the three months ended July 25, 2015 and July 26, 2014, respectively, and $13.9 million and $12.6 million for the fiscal years ended July 25, 2015 and July 26, 2014, respectively.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP INFORMATION Unaudited

The below table presents the reconciliation of GAAP contract revenues to Non-GAAP contract revenues and the percentages of growth of GAAP and Non-GAAP contract revenues.

	Contract Revenues - GAAP	Revenues from businesses acquired (a)	Contract Revenues - Non-GAAP	% Growth - GAAP	% Growth - Non-GAAP
	(Dollars in thousands)

Three Months Ended July 25,2015	$578,479	$(11,793)	$566,686	20.0%	18.2%

Three Months Ended July 26, 2014	$482,071	$(2,772)	$479,299

Fiscal Year Ended July 25, 2015	$2,022,312	$(40,353)	$1,981,959	11.6%	9.6%

Fiscal Year Ended July 26, 2014	$1,811,593	$(2,772)	$1,808,821

(a) Amounts for the three months and fiscal year ended July 25, 2015 represent revenues from businesses acquired during fiscal 2015 and the fourth quarter of fiscal 2014. Amounts for the three months and fiscal year ended July 26, 2014 represent revenues from a business acquired during the fourth quarter of fiscal 2014.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP INFORMATION (CONTINUED) Unaudited

The below table presents the Non-GAAP financial measure of Adjusted EBITDA for the three months and fiscal years ended July 25, 2015 and July 26, 2014 and a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure.

	Three Months Ended	Three Months Ended	Fiscal Year Ended	Fiscal Year Ended
	July 25, 2015	July 26, 2014	July 25, 2015	July 26, 2014
	(Dollars in thousands)
Reconciliation of net income to Adjusted EBITDA - Non-GAAP:
Net income	$33,827	$16,489	$84,324	$39,978
Interest expense, net	6,899	6,578	27,025	26,827
Provision for income taxes	19,583	10,693	51,260	26,341
Depreciation and amortization expense	25,865	23,060	96,044	92,772
Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")	86,174	56,820	258,653	185,918
Gain on sale of fixed assets	(861)	(2,802)	(7,110)	(10,706)
Stock-based compensation expense	3,150	2,876	13,923	12,596
Charges for a wage and hour class action litigation settlement	—	600	—	600
Adjusted EBITDA - Non-GAAP	$88,463	$57,494	$265,466	$188,408

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP INFORMATION (CONTINUED) Unaudited

The below table presents a reconciliation of GAAP to Non-GAAP net income for the three months and fiscal year ended July 26, 2014.

	Three Months Ended	Fiscal Year Ended
	July 26, 2014	July 26, 2014
	(Dollars in thousands,
	except per share amounts)
Reconciling Item:
Charges for a wage and hour class action litigation settlement	$(600)	$(600)
Total Reconciling Item	$(600)	$(600)

GAAP net income	$16,489	$39,978
Adjustment for Reconciling Item above, net of tax	364	364
Net income - Non-GAAP	$16,853	$40,342

Earnings per common share:

Basic earnings per common share - GAAP	$0.49	$1.18
Adjustment for Reconciling Item above, net of tax	0.01	0.01
Basic earnings per common share - Non-GAAP	$0.50	$1.19

Diluted earnings per common share - GAAP	$0.47	$1.15
Adjustment for Reconciling Item above, net of tax	0.01	0.01
Diluted earnings per common share - Non-GAAP	$0.48	$1.16

Earnings per share amounts may not add due to rounding.

Shares used in computing GAAP and Non-GAAP earnings per common share and adjustment for Reconciling Item above:

Basic	33,965,484	33,773,158

Diluted	34,960,049	34,816,381